Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$2,206,600
Unrealized Gain (Loss) on Market Value of Commodity Futures	8,949,290
Dividend Income	109,707
Interest Income	59,958
ETF Transaction Fees	1,400
Total Income (Loss)	$11,326,955

Expenses
General Partner Management Fees	$29,142
Professional Fees	10,916
Brokerage Commissions	836
Directors' Fees and insurance	961
License fees	728
Total Expenses	$42,583
Net Income (Loss)	$11,284,372

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/26	$43,981,289
Additions (150,000 Shares)	6,959,746
Withdrawals (50,000 Shares)	(2,489,249)
Net Income (Loss)	11,284,372

Net Asset Value End of Month	$59,736,158
Net Asset Value Per Share (1,250,000 Shares)	$47.79

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596